SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 33 TO

                      REGISTRATION STATEMENT NUMBER 2-76193

                      Ameriprise Installment Certificate
             (Formerly American Express Installment Certificate)

                                      UNDER

                           THE SECURITIES ACT OF 1933

                        AMERIPRISE CERTIFICATE COMPANY
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               (Exact name of registrant as specified in charter)

                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                                      6725
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            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
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                      (I.R.S. Employer Identification No.)

   70100 Ameriprise Financial Center, Minneapolis, MN 55474, (612) 671-3131
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   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             Scott R. Plummer - 5228 Ameriprise Financial Center,
                     Minneapolis, MN 55474, (612) 671-1947
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 33 TO
                       REGISTRATION STATEMENT NO. 2-76193

Cover Page

Ameriprise Installment Certificate Prospectus, part of the combined prospectus filed in Post-Effective Amendment No. 34 to Registration Statement No. 2-95577, is incorporated by reference.

Part II Information

Signatures

Exhibits

The combined Prospectus containing information for Ameriprise Installment Certificate filed in Post-Effective Amendment No. 34 to Registration Statement No. 2-95577, is incorporated by reference.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of Ameriprise Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also
                  Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

2003          American Express Special Deposits                  13,341,309.00
2004          American Express Special Deposits                   8,423,210.00
2005          American Express Special Deposits                  17,444,790.00

(b)               Underwriters and other purchasers

American Express Special Deposits were marketed by American Express Bank Ltd.
(AEB) to private banking clients of AEB in the United Kingdom. Effective Oct. 1, 2005, Ameriprise Certificate Company is no longer offering American Express Special Deposits.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $263,897.87 in 2003, $226,417.33 in 2004 and
$159,332.38 in 2005.

(d)               Exemption from registration claimed

American Express Special Deposits were marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

         1. (a) Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

         2.       Not Applicable.

         3. (a) Amended and Restated Certificate of Incorporation of American Express Certificate Company, dated Aug. 1, 2005, filed electronically on or about March 10, 2006 as Exhibit 3(a) to Ameriprise Certificate Company's 2005 annual report on Form 10-K is incorporated by reference.

            (b) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

         4.       Not Applicable.

         5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

         6. through 9. --  None.

        10. (a) Amended Investment Advisory and Services Agreement between Ameriprise Certificate Company and Ameriprise Financial, Inc., dated Aug. 16, 2005, filed electronically on or about Nov. 14, 2005 as Exhibit 10(s) to Ameriprise Certificate Company's Form 10-Q is incorporated by reference.

            (b) Investment Management Services Transfer Agreement between Ameriprise Financial, Inc. and RiverSource Investments, LLC, dated Sept. 29, 2005, filed electronically on or about Nov. 14, 2005 as Exhibit 10(t) to Ameriprise Certificate Company Form 10-Q is incorporated by reference.


            (c) Administration and Services Agreement, dated Oct. 1, 2005, between RiverSource Investments, LLC and Ameriprise Financial, Inc. filed electronically on or about March 10, 2006 as Exhibit 10(s) to Ameriprise Certificate Company's 2005 annual report on Form 10-K is incorporated by reference.

            (d) Depositary and Custodial Agreement dated June 23, 2004, between American Express Certificate Company and American Express Trust Company, filed electronically on or about February 18, 2005 as Exhibit 10(b) to Post-Effective Amendment No. 32 to Registration Statement No. 2-95577 is incorporated by reference.

            (e) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (f) Transfer Agency Agreement, dated December 2, 2004, between American Express Certificate Company and American Express Client Service Corporation filed electronically on or about February 18, 2005 as Exhibit 10(q) to Post-Effective Amendment No. 32 to Registration Statement No. 2-95577 is incorporated by reference.

        11. through 13. -- None


        14. (a) Code of Ethics under rule 17j-1 for Ameriprise Certificate Company, filed electronically as Exhibit 10 (p) (1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

            (b) Code of Ethics under rule 17j-1 for Ameriprise Certificate Company's investment advisor and principal underwriter, dated Oct. 26, 2005, filed electronically on or about March 10, 2006 as Exhibit 10(p)(2) to Ameriprise Certificate Company's 2005 annual report on Form 10-K is incorporated by reference.

        15. through 22. -- None

        23. Consent of Independent Registered Public Accounting Firm is filed electronically herewith.


        24. (a) Directors' Power of Attorney, dated Feb. 9, 2006, filed electronically on or about March 10, 2006 as Exhibit 24(a) to Ameriprise Certificate Company's 2005 annual report on Form 10-K is incorporated by reference.

            (b) Director's and Officer's Power of Attorney, dated Feb. 9, 2006, filed electronically on or about March 10, 2006 as
                  Exhibit 24(b) to Ameriprise Certificate Company's 2005 annual report on Form 10-K, is incorporated by reference.

            (c) Officers' Power of Attorney, dated Feb. 9, 2006, filed electronically on or about March 10, 2006 as Exhibit 24(c) to Ameriprise Certificate Company's 2005 annual report on Form 10-K, is incorporated by reference.

        25. through 27. -- None.

(b) The financial schedules for Ameriprise Certificate Company filed electronically on or about March 10, 2006 with Ameriprise Certificate Company's 2005 annual report on Form 10-K are incorporated by reference.

Item 17. Undertakings.

                  Without limiting or restricting any liability on the part of the other, Ameriprise Financial Services, Inc. (formerly, American Express Financial Advisors Inc.), as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. Ameriprise Financial Services, Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of Ameriprise Financial Services, Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 21, 2006.

AMERIPRISE CERTIFICATE COMPANY



                                              By: /s/ Paula R. Meyer
                                              -----------------------
                                                      Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on April 21, 2006.


Signature                          Capacity

/s/ Paula R. Meyer                 President and Director
----------------------             (Principal Executive Officer)
    Paula R. Meyer

/s/ Brian J. McGrane               Vice President and Chief Financial Officer
----------------------             (Principal Financial Officer)
    Brian J. McGrane

/s/ David K. Stewart               Vice President, Controller and
----------------------             Chief Accounting Officer
    David K. Stewart               (Principal Accounting Officer)

/s/ Rodney P. Burwell*             Director
-----------------------
    Rodney P. Burwell

/s/ Jean B. Keffeler*              Director
----------------------
    Jean B. Keffeler

/s/ Thomas R. McBurney*            Chairman and Director
------------------------
    Thomas R. McBurney

/s/ Karen M. Bohn*                 Director
-------------------
    Karen M. Bohn

* Signed pursuant to Directors' Power of Attorney, dated Feb. 9, 2006, filed electronically on or about March 10, 2006 as Exhibit 24(a) to Ameriprise Certificate Company's 2005 annual report on Form 10-K, by:




/s/ Paula R. Meyer
----------------------
    Paula R. Meyer